UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MicroFinancial Incorporated

(Exact name of registrant as specified in its charter)

Massachusetts	04-2962824
(State of incorporation or organization)	(IRS Employer Identification No.)

10-M Commerce Way, Woburn, Massachusetts 01801

(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares, $0.01 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered

A description of the securities registered hereby is set forth in the registration statement on Form S-1, Registration No. 333-56339, as amended, filed with the Securities and Exchange Commission (the “Commission”). Such description is hereby incorporated herein by reference.

Item 2. Exhibits

3.1.	Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-56339).

3.2	By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-56339).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

January 12, 2006

MicroFinancial Incorporated
Registrant

By:	/s/ James Jackson
James Jackson
Vice President and Chief Financial Officer